Exhibit 4.4

CABELA’S INCORPORATED
CABELA’S CATALOG, INC.
CABELA’S RETAIL, INC.
CABELA’S OUTDOOR ADVENTURES, INC.
CABELAS.COM, INC.
CABELA’S WHOLESALE, INC.
CABELA’S VENTURES, INC.
WILD WINGS, LLC
CABELA’S LODGING, LLC
VAN DYKE SUPPLY COMPANY, INC.
CABELA’S MARKETING AND BRAND MANAGEMENT, INC.
CABELA’S RETAIL LA, LLC
CABELA’S TROPHY PROPERTIES, LLC
ORIGINAL CREATIONS, LLC
CABELA’S RETAIL TX, L.P.
CABELA’S RETAIL GP, LLC
LEGACY TRADING COMPANY
CRLP, LLC
CABELA’S RETAIL MO, LLC
CABELA’S RETAIL IL, INC.

AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENTS

Dated as of June 15, 2007

 Re:           Note Purchase Agreements dated as of February 27, 2006

1

CABELA’S INCORPORATED

AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENTS

Re:           Note Purchase Agreements dated as of February 27, 2006

To the Holders of the Notes named on Schedule I hereto	Dated as of June 15, 2007

Ladies and Gentlemen:

Reference is made to the separate Note Purchase Agreements, each dated as of February 27, 2006 (as amended from time to time by joinder agreements, the “Existing Note Agreements” and, as amended hereby, the “Note Agreements”), between Cabela’s Incorporated (the “Company”) and the Subsidiaries of the Company consisting of (i) Cabela’s Catalog, Inc., a Nebraska corporation (“Catalog”), (ii) Cabela’s Retail, Inc., a Nebraska corporation (“Retail”), (iii) Cabela’s Outdoor Adventures, Inc., a Nebraska corporation (“Adventures”), (iv) Cabelas.com, Inc., a Nebraska corporation (“Cabelas.com”), (v) Cabela’s Wholesale, Inc., a Nebraska corporation (“Wholesale”), (vi) Cabela’s Ventures, Inc., a Nebraska corporation (“Ventures”), (vii) Wild Wings, LLC, a Minnesota limited liability company (“Wild Wings”), (viii) Cabela’s Lodging, LLC, a Nebraska limited liability company (“Lodging”), (ix) Van Dyke Supply Company, Inc., a South Dakota corporation (“Van Dyke”), (x) Cabela’s Marketing and Brand Management, Inc., a Nebraska corporation (“Marketing”), (xi) Cabela’s Retail LA, LLC, a Nebraska limited liability company (“Retail LA”), (xii) Cabela’s Trophy Properties, LLC, a Nebraska limited liability company (“Trophy”), (xiii) Original Creations, LLC, a Minnesota limited liability company (“Creations”), (xiv) Cabela’s Retail TX, L.P., a Nebraska limited partnership (“Retail TX”), (xv) Cabela’s Retail GP, LLC, a Nebraska limited liability company (“Retail GP”), (xvi) Legacy Trading Company, a South Dakota corporation (“Legacy”), (xvii) CRLP, LLC, a Nebraska limited liability company (“CRLP”), (xviii) Cabela’s Retail MO, LLC, a Nebraska limited liability company (“Retail MO”), and (xix) Cabela’s Retail IL, Inc., an Illinois corporation (“Retail IL” and, together with the Company, Catalog, Retail, Adventures, Cabelas.com, Wholesale, Ventures, Wild Wings, Lodging, Van Dyke, Marketing, Retail LA, Trophy, Creations, Retail TX, Retail GP, Legacy, CRLP and Retail MO are, individually, referred to as an “Obligor” and, collectively, as the “Obligors”), and each of the Purchasers named in Schedule A thereto, respectively, under and pursuant to which $215,000,000 aggregate principal amount of 5.99% Senior Notes, Series 2006-A, due February 27, 2016 (the “Notes”) of the Obligors were issued.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligors request the amendment of a certain provision of the Existing Note Agreements as hereinafter provided.

Upon your acceptance hereof in the manner hereinafter provided and upon satisfaction of all conditions to the effectiveness hereof and receipt by the Obligors of similar acceptances from the Holders of the Notes, this Amendment No. 1 shall constitute a contract between us amending the Existing Note Agreements, as of the First Amendment Closing Date (hereinafter defined), but only in the respects hereinafter set forth:

2

SECTION 1.    AMENDMENTS TO EXISTING NOTE AGREEMENT.

Section 1.1.    The “and” at the end of Section 7.1(f) shall be deleted, the “.” at the end of Section 7.1(g) shall be replaced with “; and” and the following shall be added as a new section 7.1(h):

“(h)  Supplements, Restatements and Amendments– promptly and in any event within five (5) Business Days after the execution and delivery of any amendment, restatement or supplement of the 1995 Note Agreements, the 2002 Note Agreements or the Credit Agreement, a copy thereof.”

Section 1.2.    The following definitions in Schedule B of the Existing Note Agreements are either added or otherwise restated:

“Amended and Restated Intercreditor Agreement” shall mean the Fourth Amended and Restated Intercreditor Agreement dated as of June 15, 2007, among the holders of the Notes, holders under the 1995 Note Agreements, holders under the 2002 Note Agreements, holders under this Agreement, Banks and Collateral Agent named therein, as amended or restated from time to time.

“Obligors” is defined in the preamble of Amendment No. 1 and shall include any other party that executes a joinder agreement pursuant to Section 9.8(d) of this Agreement.

SECTION 2.    WARRANTIES AND REPRESENTATIONS.

The Obligors hereby represent and warrant that as of the date hereof and as of the date of execution and delivery of this Amendment No. 1, there are no Defaults or Events of Default under the Existing Note Agreements before and after giving effect to this Amendment No. 1 and the representations and warranties set forth in Schedule II hereto are true and correct before and after giving effect to this Amendment No. 1.

SECTION 3.    CONDITIONS PRECEDENT.

This Amendment No. 1 to Note Agreements shall not become effective until, and shall become effective on the Business Day when each of the following conditions shall have been satisfied (the “First Amendment Closing Date”):

Section 3.1.    Consent.  The Obligors shall have obtained your written consent as evidenced by your signature at the foot of this Amendment No. 1.

Section 3.2.    Payment of Fees and Expenses.  The reasonable fees and disbursements of Chapman and Cutler, LLP your special counsel, relating to the preparation, execution and delivery of this Amendment No. 1 and related matters shall have been paid by the Company to the extent reflected in a statement of such counsel rendered to the Company.

3

Section 3.3.    First Supplement to 2006 Note Agreements. Each of the parties thereto shall have executed and delivered the First Supplement to the 2006 Note Agreements.

Section 3.4.    Revised Intercreditor Agreement.  Each of the parties thereto shall have executed and delivered the Fourth Amended and Restated Intercreditor Agreement dated as of June 15, 2007 in the form attached hereto as Exhibit A, which Fourth Amended and Restated Intercreditor Agreement will be satisfactory to you in scope and form.

Section 3.5.    Representations and Warranties.  The representations and warranties of each of the Obligors in this Amendment No. 1 shall be correct when made and at the time of the Closing.

Section 3.6.    Proceedings and Documents.  All corporate or limited liability company or limited partnership and other proceedings in connection with the transactions contemplated by this Amendment No. 1 and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

SECTION 4.    MISCELLANEOUS PROVISIONS.

Section 4.1.    Except as amended herein, all terms and provisions of the Existing Note Agreements and the Notes and related agreements and instruments are hereby ratified, confirmed and approved in all respects.

Section 4.2.    Any and all notices, requests, certificates and other instruments, including the Notes, may refer to the Note Agreements without making specific reference to this Amendment No. 1, but nevertheless all such references shall be deemed to include this Amendment No. 1 unless the context shall otherwise require.

Section 4.3.    This Amendment No. 1 and all covenants herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereunder.  All covenants made by the Obligors herein shall survive the closing and the delivery of this Amendment No. 1.

Section 4.4.    This Amendment No. 1 shall be governed by and construed in accordance with Nebraska law.

Section 4.5.    The capitalized terms used in this Amendment No. 1 shall have the respective meanings specified in the Note Agreements unless otherwise herein defined, or the context hereof shall otherwise require.

The execution hereof by the Holders shall constitute a contract among the Obligors and the Holders for the uses and purposes hereinabove set forth.  This Amendment No. 1 may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

[Remainder of this Page Intentionally Left Blank; Signature Pages follow]

4

Cabela’s Incorporated
Cabela’s Catalog, Inc.
Cabela’s Retail, Inc.
Cabela’s Outdoor Adventures, Inc.
Cabelas.com, Inc.
Cabela’s Wholesale, Inc.
Cabela’s Ventures, Inc.
Wild Wings, LLC
Cabela’s Lodging, LLC
Cabela’s Marketing and Brand Management, Inc.
Cabela’s Retail LA, LLC
Original Creations, LLC
Cabela’s Trophy Properties, LLC
Cabela’s Retail GP, LLC
Legacy Trading Company
CRLP, LLC
Cabela’s Retail MO, LLC
Cabela’s Retail IL, Inc.

By:	/s/ Ralph W. Castner
	Name:	Ralph W. Castner
	Title:	Vice-President, CFO, Secretary or Treasurer

Van Dyke Supply Company, Inc.

By:	/s/ Gregg Severinson
	Name:	Gregg Severinson
	Title:	Vice President

Cabela’s Retail TX, L.P.

By:	Cabela’s Retail GP, LLC
Its:	General Partner

By:	/s/ Ralph W. Castner
	Name:	Ralph W. Castner
	Title:	Secretary and Treasurer

This Amendment No. 1 is hereby accepted and agreed to as of the First Amendment Closing Date.

PRINCIPAL LIFE INSURANCE COMPANY

By:	Principal Global Investors, LLC, a Delaware limited liability company, its authorized signatory

By:	/s/ Colin Pennycooke
	Name:	Colin Pennycooke
	Title:	Counsel

By:	/s/ James C. Fifield
	Name:	James C. Fifield
	Title:	Assistant General Counsel

This Amendment No. 1 is hereby accepted and agreed to as of the First Amendment Closing Date.

SYMETRA LIFE INSURANCE COMPANY a Washington corporation

By:	Principal Global Investors, LLC, a Delaware limited liability company, its authorized signatory

By:	/s/ Colin Pennycooke
	Name:	Colin Pennycooke
	Title:	Counsel

By:	/s/ James C. Fifield
	Name:	James C. Fifield
	Title:	Assistant General Counsel

This Amendment No. 1 is hereby accepted and agreed to as of the First Amendment Closing Date.

GIBRALTAR LIFE INSURANCE CO., LTD.

By:	Prudential Investment Management (Japan), Inc., as Investment Manager

By:	Prudential Investment Management, Inc., as Sub-Adviser

By:	/s/ Julia B. Buthman
	Name:	Julia B. Buthman
	Title:	Vice President

This Amendment No. 1 is hereby accepted and agreed to as of the First Amendment Closing Date.

THE PRUDENTIAL LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Julia B. Buthman
	Name:	Julia B. Buthman
	Title:	Vice President

:

This Amendment No. 1 is hereby accepted and agreed to as of the First Amendment Closing Date.

MTL INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, L.P. (as its General Partner)

By:	/s/ Juila B. Buthman
	Name:	Julia B. Buthman
	Title:	Vice President

This Amendment No. 1 is hereby accepted and agreed to as of the First Amendment Closing Date.

SECURITY BENEFIT LIFE INSURANCE COMPANY, INC.

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, L.P. (as its General Partner)

By:	/s/ Juila B. Buthman
	Name:	Julia B. Buthman
	Title:	Vice President

This Amendment No. 1 is hereby accepted and agreed to as of the First Amendment Closing Date.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY AIG ANNUITY INSURANCE COMPANY

By:	AIG Global Investment Corp., investment adviser

By:	/s/ Gerald F. Herman
	Name:	Gerald F. Herman
	Title:	Vice President

This Amendment No. 1 is hereby accepted and agreed to as of the First Amendment Closing Date.

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Barry Scheinholtz
	Name:	Barry Scheinholtz
	Title:	Private Placement Manager

This Amendment No. 1 is hereby accepted and agreed to as of the First Amendment Closing Date.

BERKSHIRE LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Barry Scheinholtz
	Name:	Barry Scheinholtz
	Title:	Private Placement Manager

This Amendment No. 1 is hereby accepted and agreed to as of the First Amendment Closing Date.

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

By:	/s/ Debra R. Thompson
	Name:	Debra R. Thompson
	Title:	Vice President

This Amendment No. 1 is hereby accepted and agreed to as of the First Amendment Closing Date.

AMERUS LIFE INSURANCE COMPANY

By:	Aviva Capital Management Group, Inc., its authorized attorney-in-fact

By:	/s/ Roger D. Fors
	Name:	Roger D. Fors
	Title:	VP-Private Placement

This Amendment No. 1 is hereby accepted and agreed to as of the First Amendment Closing Date.

AMERICAN INVESTORS LIFE INSURANCE COMPANY

By:	Aviva Capital Management Group, Inc., its authorized attorney-in-fact

By:	/s/ Roger D. Fors
	Name:	Roger D. Fors
	Title:	VP-Private Placement

This Amendment No. 1 is hereby accepted and agreed to as of the First Amendment Closing Date.

INDIANAPOLIS LIFE INSURANCE COMPANY

By:	Aviva Capital Management Group, Inc., its authorized attorney-in-fact

By:	/s/ Roger D. Fors
	Name:	Roger D. Fors
	Title:	VP-Private Placement

This Amendment No. 1 is hereby accepted and agreed to as of the First Amendment Closing Date.

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

By:	/s/ Morian C. Mooers
	Name:	Morian C. Mooers
	Title:	Investment Officer

This Amendment No. 1 is hereby accepted and agreed to as of the First Amendment Closing Date.

JACKSON NATIONAL LIFE INSURANCE COMPANY

By:	PPM America, Inc., as attorney-in-fact, On behalf of Jackson National Life Insurance Company

By:	/s/ Mark Staub
	Name:	Mark Staub
	Title:	Vice President

This Amendment No. 1 is hereby accepted and agreed to as of the First Amendment Closing Date.

LIFE INSURANCE COMPANY OF THE SOUTHWEST

By:	/s/ R. Scott Higgins
	Name:	R. Scott Higgins
	Title:	Vice President Sentinel Asset Management

This Amendment No. 1 is hereby accepted and agreed to as of the First Amendment Closing Date.

AMERITAS LIFE INSURANCE CORP.

By:	Ameritas Investment Advisors Inc., as Agent

By:	/s/ Andrew S. White
	Name:	Andrew S. White
	Title:	Vice President

This Amendment No. 1 is hereby accepted and agreed to as of the First Amendment Closing Date.

ACACIA LIFE INSURANCE COMPANY

By:	Ameritas Investment Advisors Inc., as Agent

By:	/s/ Andrew S. White
	Name:	Andrew S. White
	Title:	Vice President

This Amendment No. 1 is hereby accepted and agreed to as of the First Amendment Closing Date.

EQUITRUST LIFE INSURANCE COMPANY

By:	/s/ Herman L. Riva
	Name:	Herman L. Riva
	Title:	Senior Portfolio Manager

This Amendment No. 1 is hereby accepted and agreed to as of the First Amendment Closing Date.

ASSURITY LIFE INSURANCE COMPANY

By:	/s/ Victor Weber
	Name:	Victor Weber
	Title:	Senior Director - Investments

This Amendment No. 1 is hereby accepted and agreed to as of the First Amendment Closing Date.

METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ Judith A. Gulotta
	Name:	Judith A. Gulotta
	Title:	Director

This Amendment No. 1 is hereby accepted and agreed to as of the First Amendment Closing Date.

METROPOLITAN TOWER LIFE INSURANCE COMPANY

By:	/s/ Judith A. Gulotta
	Name:	Judith A. Gulotta
	Title:	Director

Back to Form 8-K